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                                                          EXHIBIT 23 (e) (1) (a)

  AMENDMENT NO. 1 DATED FEBRUARY 19, 2003, TO THE DISTRIBUTION AGREEMENT DATED
   NOVEMBER 13, 2002, BETWEEN MLIG VARIABLE INSURANCE TRUST AND MERRILL LYNCH,
               PIERCE, FENNER, & SMITH INCORPORATED ("AGREEMENT")

This Amendment reflects the name change and addition of the Portfolios of the Trust set forth below. The Agreement is unchanged with respect to the other Portfolios of the Trust:

                               Name of Fund

                Roszel/Delaware Trend Portfolio
                Roszel/Lord Abbett Affiliated Portfolio
                Roszel/PIMCO CCM Capital Appreciation Portfolio
                Roszel/Delaware Small-Mid Cap Growth Portfolio
                (formerly Roszel/Neuberger Berman Small Cap Growth Portfolio)





                                               MLIG VARIABLE INSURANCE TRUST



                                               By: /s/ Michael P. Cogswell
                                                   -----------------------------
                                               Michael P. Cogswell
                                               President and Trustee

ATTEST:

/s/ Edward W. Diffin, Jr.
---------------------------


                                               MERRILL LYNCH, PIERCE, FENNER
                                               & SMITH INCORPORATED


                                               By: /s/ Barry G. Skolnick
                                                   -----------------------------
                                               By: Barry G. Skolnick
                                               Title: First Vice President



ATTEST:

/s/ Edward W. Diffin, Jr.
---------------------------